Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Integral Technologies, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Doug Bathauer, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

January 17, 2017

/s/ Douglas Bathauer
Douglas Bathauer, Chief Executive Officer